UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ________________

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)             APRIL 12, 2005


                    THE CHILDREN'S PLACE RETAIL STORES, INC.
 ______________________________________________________________________________
             (Exact name of registrant as specified in its charter)

    DELAWARE                            0-23071                  31-1241495
    --------                            --------                 -----------
(State or other jurisdiction          (Commission             (IRS Employer ID
of incorporation)                     File Number)                Number)

  915 SECAUCUS ROAD, NEW JERSEY                                        07094
 ______________________________________________________________________________
(Address of principal executive offices)                             (Zip Code)

  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:           (201) 558-2400
 ______________________________________________________________________________

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 13, 2005, The Children's Place Retail Stores, Inc. (the "Company") announced that it completed its previously announced analysis of its leases-related accounting practices and concluded that certain of these accounting practices were incorrect and should be changed. As a result, the Company announced that it is restating its financial results for fiscal 2002 and fiscal 2003, and its previously filed financial results should no longer be relied upon. In its announcement, the Company included updated financial information, giving effect to these changes, for the fourth quarter and fiscal year ended January 29, 2005 as well as certain restated financial information for the fiscal years ended January 31, 2004 and February 1, 2003. The Company stated that full financial results for these fiscal years would be included in the Company's Form 10-K for the year ended January 29, 2005 to be filed with the Securities and Exchange Commission.

     Additional information about the change in the Company's accounting practices and its restatement of its financial results is set forth below in
Item 4.02 and Item 8.01.

     A copy of the Company's April 13, 2005 press release is attached as Exhibit 99.1.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On March 10, 2005, The Children's Place Retail Stores, Inc. (the "Company") reported preliminary unaudited financial results for the fourth quarter and fiscal year ended January 29, 2005 ("fiscal 2004"). In this report, the Company noted that such preliminary results excluded the effect of any potential corrections to the Company's lease-related accounting practices. At that time, the Company stated that, like many other companies, it was engaged in an evaluation of its lease-related accounting practices in light of a recent clarification from the Securities and Exchange Commission ("SEC") and that, while this evaluation had not been completed, and therefore no decisions had been made, management believed that a restatement of the Company's previously issued financial statements was likely.

     On April 12, 2005, the Company completed its analysis and reviewed the results with its audit committee and independent registered public accounting firm. The Company has concluded that certain of its lease-related accounting practices were incorrect. Therefore, the Company is restating its financial results, and advises users that such financial results contained in the Company's prior filings with the SEC should no longer be relied upon. Restated results for the years ended January 31, 2004 and February 1, 2003 will be included in the Company's Annual Report on Form 10-K for the year ended January 29, 2005 to be filed with the SEC.

     Under FASB Technical Bulletin 88-1, "Issues Related to Accounting for Leases," lease incentives such as landlord construction allowances received to defray construction costs incurred by the Company should be reflected as a deferred lease incentive, amortized over the lease term and reflected as a reduction to rent expense. The Company had previously classified landlord construction allowances as a reduction to property and equipment instead of as a deferred lease incentive. The Company has corrected its accounting policy to treat landlord construction allowances as deferred lease incentives.

     In addition, under the requirements of FASB Technical Bulletin 85-3, "Accounting for Operating Leases with Scheduled Rent Increases," rent expense is required to be recognized on a straight-line basis over the lease term. In prior periods, the Company had incorrectly determined that the term of the lease begins on the commencement date of the lease, which generally coincides with the store opening date. The Company has corrected this policy to properly commence the lease for accounting purposes when the Company takes physical possession of the property to begin construction. This has the effect of including the construction period in the determination of the period over which rent is calculated. The Company continues to capitalize occupancy costs incurred prior to the commencement of store pre-opening activities. These capitalized costs are amortized over the remaining lease term. The net effect of this correction was to decrease rent expense with a corresponding increase in depreciation expense and to increase the amount of deferred rent liability with the corresponding increase in leasehold improvements.

     Additional information about these restatements and corrections is contained under Item 8.01 below.

ITEM 8.01 OTHER EVENTS

     As a result of the correction to its accounting for leases, the Company is revising its previously-announced preliminary unaudited fourth quarter and fiscal 2004 financial results due to the recording of additional lease incentive income of $16,000 after tax. As a result, the Company is now reporting net income of $24.0 million, or diluted net income per share of $0.85 and diluted income before extraordinary gain per share of $0.84 for the fourth quarter of fiscal 2004. For the full fiscal 2004, net income was $43.3 million, or diluted net income per share of $1.57 and diluted income before extraordinary gain per share of $1.56.

     On a restated basis, net income for the year ended January 31, 2004 ("fiscal 2003") and for the year ended February 1, 2003 ("fiscal 2002") was $22.9 million, or diluted net income per share of $0.85, and $8.1 million, or diluted net income per share of $0.30, respectively.

     In addition to the changes in net income, net property and equipment, total assets, total liabilities and total stockholders' equity as of January 29, 2005 were $222.7 million, $627.4 million, $315.7 million and $311.7 million, respectively. As of January 31, 2004, restated net property and equipment, total assets, total liabilities and total stockholders' equity were $211.5 million, $426.2 million, $170.1 million and $256.1 million, respectively. While the correction of the errors did not change total cash flows, changes in classification were made in the consolidated statement of cash flows from cash flows provided by investing activities to cash flows provided by operating activities. For fiscal 2004, fiscal 2003 (as restated) and fiscal 2002 (as restated), cash flows provided by operating activities approximated $212.9 million, $80.0 million and $58.3 million, respectively. Additionally, cash flows used in investing activities for fiscal 2004, fiscal 2003 (as restated) and fiscal 2002 (as restated) approximated $168.9 million, $43.5 million and $69.2 million, respectively.

     The Company's revised unaudited financial information for the fourth quarter and fiscal year ended January 29, 2005 and restated financial information for the fiscal year ended January 31, 2004 are attached hereto as
Exhibit 99.1.

     The Company reaffirms its adjusted earnings per share guidance of $2.10 to $2.20 for the fiscal year ending January 28, 2006 ("fiscal 2005"), which excludes the effects of the remaining $1.2 million non-cash charge related to acquired Disney Store inventory, which will be reflected in the Company's first quarter of fiscal 2005 financial results, and the effect of new accounting rules requiring the expensing of stock options. The Company plans to initiate the expensing of stock options prospectively beginning in the third quarter of fiscal 2005, in accordance with the requirements of FASB Statement No. 123R. In addition, the Company is reaffirming its guidance regarding investments in capital expenditures and landlord construction allowances. The Company continues to expect to invest approximately $110 million in capital expenditures and to receive $10 million in landlord construction allowances in fiscal 2005, for net capital-related expenditures of $100 million.

FORWARD-LOOKING STATEMENTS

This Form 8-K report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding estimated net income on a restated basis.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company's financial statements or other subsequent events that would require the Company to make additional adjustments.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Exhibits:

          Exhibit 99.1 -- Press Release dated April 13, 2005

          Exhibit 99.2 -- The Children's Place Retail Stores, Inc. and Subsidiaries Unaudited Financial Statements for Fourth Quarter and Fiscal Year 2004 (Revised).


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                          signature on following page.]






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  THE CHILDREN'S PLACE RETAIL STORES, INC.


                                  By: /S/ SETH L. UDASIN
                                      ---------------------
                                      Name:  Seth L. Udasin
                                      Title: Vice President and Chief Financial
                                      Officer

Dated:  April 13, 2005

                                INDEX TO EXHIBITS

                           Current Report on Form 8-K
                              dated April 12, 2005

                    The Children's Place Retail Stores, Inc.


Exhibit 99.1   Press Release dated April 13, 2005.

Exhibit 99.2 The Children's Place Retail Stores, Inc. and Subsidiaries Unaudited Financial Information for Fourth Quarter and Fiscal Year 2004 (Revised).